UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  May 17, 2007

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400

Houston, Texas 77060

(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2007, Swift Energy Company (the “Company”) and Swift Energy Operating, LLC, a wholly-owned subsidiary of the Company, entered into an Underwriting Agreement with J.P. Morgan Securities Inc. as representative of several underwriters, to issue and sell to the underwriters $250 million principal amount of the Company’s 7.125% Senior Notes due 2017, a copy of which is filed herewith as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.                                The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description

99.1	Underwriting Agreement dated May 17, 2007 among Swift Energy Company, Swift Energy Operating, LLC and J.P. Morgan Securities Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 29, 2007

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Underwriting Agreement dated May 17, 2007 among Swift Energy Company, Swift Energy Operating, LLC and J.P. Morgan Securities Inc.